WELLS FARGO CORE TRUST
                        WELLS FARGO FUNDS MANAGEMENT, LLC

                       PEREGRINE CAPITAL MANAGEMENT, INC.
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                   APPENDIX A

                         Large Company Growth Portfolio
                         Small Company Growth Portfolio
                          Small Company Value Portfolio
                        Tactical Maturity Bond Portfolio

Approved by Board of Trustees: October 24, 2000 and November 27, 2001 (to change the name of the Positive Return Bond Portfolio to the Tactical Maturity Bond Portfolio).

Most Recent Annual Approval Date:  August 6, 2002.


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                                   SCHEDULE A

                             WELLS FARGO CORE TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                  FEE AGREEMENT

         This fee agreement is made as of the 27th day of November, 2001 by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser"); and

         WHEREAS, the parties and Wells Fargo Core Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

         WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

         NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets of the Funds listed in Appendix A.


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                                   Appendix A

------------------------------------- ---------------- ----------------------
CORE TRUST FUND                       BREAKPOINTS      SUB-ADVISORY RATE

------------------------------------- ---------------- ----------------------
Large Company Growth Portfolio        0-25M            0.75
                                      25-50M           0.60
                                      50-275M          0.50
                                      >275M            0.30
------------------------------------- ---------------- ----------------------
Small Company Growth Portfolio        0-50M            0.90
                                      50-180M          0.75
                                      180-340M         0.65
                                      340-685M         0.50
                                      685-735M         0.52
                                      >735M            0.55
------------------------------------- ---------------- ----------------------
Small Company Value Portfolio         0-175M           0.50
                                      >175M            0.75
------------------------------------- ---------------- ----------------------
Tactical Maturity Bond Portfolio      0-10M            0.40
                                      10-25M           0.30
                                      25-300M          0.20
                                      >300M            0.10
------------------------------------- ---------------- ----------------------

                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By: /s/ ANDREW OWEN
                                            -------------------------
                                             Andrew Owen
                                             Vice President


                                        PEREGRINE CAPITAL MANAGEMENT, INC.


                                        By: /s/ ROBERT B. MERSKY
                                            -------------------------
                                             Robert B. Mersky
                                             President


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